Exhibit 99.1

Viad Corp Reports 2019 Third Quarter Results

Pursuit Delivered Revenue Growth of 20%

through Acquisitions and Strong Organic Performance

GES Delivered Underlying Business Growth

to Partially Offset the Impact of Show Rotation

PHOENIX, October 24, 2019 -- Viad Corp (NYSE: VVI) today announced third quarter 2019 results that reflect continued business growth and contributions from the Mountain Park Lodges acquisition, largely offset by expected negative show rotation from non-annual events that occurred during the 2018 third quarter.

	Q3 2019	Q3 2018	y-o-y Change
$ in millions, except per share data
Revenue	$362.5	$358.2	1.2%
Organic Revenue*	352.3	358.2	-1.6%

Net Income Attributable to Viad	$31.4	$37.4	-16.0%
Income Before Other Items*	31.7	35.0	-9.6%

Net Income Attributable to Viad per Share	$1.53	$1.83	-16.4%
Income Before Other Items per Share*	1.56	1.72	-9.3%

Adjusted Segment Operating Income*	$56.0	$57.0	-1.7%
Adjusted Segment EBITDA*	72.3	73.1	-1.1%

•	Revenue of $362.5 million increased 1.2% ($4.3 million) year-over-year, and decreased 1.6% ($5.8 million) on an organic basis (which excludes the impact of acquisitions and exchange rate variances).
o	The organic revenue decline primarily reflects negative show rotation of $38 million, partially offset by continued growth at both Pursuit and GES.
o	The acquisitions of Mountain Park Lodges and the Belton Chalet contributed revenue of $13.1 million.
o	Exchange rate variances had an unfavorable impact on revenue of $2.9 million.
•	The expected declines in adjusted segment operating income and adjusted segment EBITDA were primarily driven by higher performance-based incentives versus the 2018 third quarter.
•

Income before other items decreased compared to the prior year quarter primarily due to an increase in income attributable to noncontrolling interests, lower adjusted segment operating income, and higher interest expense. The GAAP-basis net income attributable to Viad also included higher restructuring charges related to GES simplification actions.

Steve Moster, president and chief executive officer, commented, “Our third quarter results reflect solid performance at both GES and Pursuit. We continue to deliver on key strategic goals that are driving profitable growth and strengthening our value proposition for our clients and guests.  GES continues to

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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drive strong growth in revenue from corporate clients and Pursuit continues to deliver strong returns from our investments to scale and enhance our guest experiences.”

GES Results

Moster said, “GES continues to make great progress driving growth within the corporate market, and successfully delivered events for some notable new clients during the third quarter. The team’s efforts to increase GES’ share of the corporate event market and relentless focus on business development helped to substantially offset the impact of show rotation during the third quarter.  With the exception of some continued softness in the retail sector, we continue to experience growth in the events we produce and solid spending by our corporate clients.”

	Q3 2019	Q3 2018	y-o-y Change
$ in millions
Revenue	$227.4	$246.1	-7.6%
North America Organic Revenue*	192.1	200.9	-4.3%
EMEA Organic Revenue*	43.3	47.6	-9.2%

Adjusted Segment Operating Income (Loss)*	$(11.6)	$1.2	**
Adjusted Segment Operating Margin*	-5.1%	0.5%	-560 bps

Adjusted Segment EBITDA*	$(2.8)	$10.6	**
Adjusted Segment EBITDA Margin*	-1.2%	4.3%	-550 bps

Key Performance Indicators:
U.S. Base Same-Show Revenue Change(1)			-0.6%
Show Rotation Revenue Change - North America (approx.)(2)			$(29)
Show Rotation Revenue Change - EMEA (approx.)(2)			$(9)

**Change is greater than +/- 100 percent.

(1)

Base same-shows are defined as shows produced by GES out of the same U.S. city during the same quarter in both the current year and prior year.  Base same-shows represented 24.9% of GES North America’s organic revenue during the 2019 third quarter.

(2)	Show rotation refers to shows that take place once every two, three or four years, as well as annual shows that change quarters from one year to the next.

•

GES revenue of $227.4 million decreased 7.6% ($18.7 million) year-over-year.  On an organic basis, which excludes the impact of exchange rate variances, revenue decreased 6.7% ($16.5 million) due to negative show rotation of $38 million.

o

North America organic revenue decreased 4.3% ($8.7 million) primarily due to negative show rotation of approximately $29 million, which was substantially offset by continued growth from corporate clients and other new client wins. Our U.S. base same-show revenue decline was driven by one retail show with reduced square footage.

o	EMEA organic revenue decreased 9.2% ($4.4 million) primarily due to negative show rotation of approximately $9 million, partially offset by new client wins and growth from the underlying business.
•	GES adjusted segment operating loss of $11.6 million* increased $12.8 million year-over-year, and $12.9 million on an organic basis.
o

North America organic adjusted segment operating loss of $8.6 million* increased by $10.0 million primarily due to accruals for performance-based incentives versus reversals in the 2018 quarter and negative show rotation.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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o

EMEA organic adjusted segment operating loss of $3.2 million* increased $3.0 million primarily due to accruals for performance-based incentives versus reversals in the 2018 quarter and negative show rotation.

•	Exchange rate variances had a negative impact of $2.2 million on revenue and a positive impact of $0.1 million on adjusted segment operating loss.

Pursuit Results

Moster said, “Pursuit drove revenue growth of 20 percent during the quarter through successful execution of its Refresh, Build, Buy strategy.  We delivered strong results from the recently acquired Mountain Park Lodges properties, as well as on an organic basis. Our newly opened West Glacier RV Park had a solid first season and our FlyOver Iceland attraction, which opened at the end of August, is receiving great guest reviews. Additionally, we continued to drive strong same-store growth within our attractions and hospitality properties, reflecting our emphasis on delivering exceptional guest experiences and revenue management efforts.”

	Q3 2019	Q3 2018	y-o-y Change
$ in millions
Revenue	$135.0	$112.1	20.5%
Organic Revenue*	122.7	112.1	9.5%

Adjusted Segment Operating Income*	$67.6	$55.8	21.2%
Adjusted Segment Operating Margin*	50.0%	49.8%	20 bps

Adjusted Segment EBITDA*	$75.1	$62.5	20.2%
Adjusted Segment EBITDA Margin*	55.6%	55.8%	-20 bps

Key Performance Indicators:
Same-Store Effective Ticket Price(1)	$38	$36	5.6%
Same-Store Revenue per Attraction Visitor(1)	$50	$45	11.1%
Same-Store Attraction Visitors(1)	1,274,808	1,333,204	-4.4%
Same-Store RevPAR(2)	$214	$198	8.1%
Same-Store Room Nights Available(2)	123,863	119,932	3.3%

(1)

Same-store effective ticket price is calculated as revenue from the sale of attraction tickets divided by the total number of tickets sold for all comparable Pursuit attractions, expressed on a constant currency basis. Same-store revenue per attraction visitor is a similar measure but also takes into consideration ancillary revenue derived from food and beverage and retail offerings at the comparable attractions.  Comparable attractions are defined as those operated by Pursuit for the entirety of both periods. Accordingly, the measures shown above do not include the FlyOver Iceland attraction (opened August 2019).

(2)

Same-store RevPAR is calculated as total rooms revenue divided by the total number of room nights available for all comparable Pursuit properties during the periods presented, expressed on a constant currency basis.  Comparable properties are defined as those operated by Pursuit for the entirety of both periods. Accordingly, the measures shown above do not include the Mountain Park Lodges (acquired June 2019), the Belton Chalet (acquired May 2019), and the West Glacier RV Park & Cabins (opened July 2019).

•

Pursuit revenue of $135.0 million increased 20.5% ($23.0 million) year-over-year. On an organic basis, which excludes the impact of acquisitions and exchange rate variances, revenue increased 9.5% ($10.6 million) primarily due to the opening of several new build projects, as well as stronger performance from recently refreshed experiences and our revenue management efforts.

o	Pursuit drove continued revenue growth from its leading attractions through higher ancillary revenue and dynamic pricing, which resulted in strong same-store revenue per

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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attraction visitor growth of 11.1%. The decrease in same-store attractions visitors was due to the impact of softer visitation from select long-haul markets at certain attractions.
o

Pursuit increased RevPAR by 8.1% year-over-year primarily due to higher ADR driven by our refreshed properties, including the recently renovated Glacier View Lodge and Mount Royal Hotel, and our efforts to maximize revenue across all of our properties.

•

Pursuit adjusted segment operating income of $67.6 million* increased $11.8 million year-over-year. Organic adjusted segment operating income of $61.8 million* increased $6.1 million primarily due to the increase in revenue.

•

Mountain Park Lodges (acquired on June 8, 2019) and the Belton Chalet (acquired on May 21, 2019) contributed $13.1 million in revenue and $7.4 million in adjusted segment EBITDA ($4.7 million of EBITDA attributable to Viad shareholders).

•	Exchange rate variances had a negative impact of $0.7 million on revenue and $0.4 million on adjusted segment operating income.

Cash Flow / Capital Structure

•	Our cash flow from operations was $61.6 million for the 2019 third quarter.
•	Our capital expenditures for the quarter totaled $14.4 million, comprising $8.5 million for Pursuit and $5.8 million for GES.
•

Our return of capital totaled $2.0 million for the quarter (which represented quarterly dividends of $0.10 per share).  We had 600,067 shares remaining under our current repurchase authorization at September 30, 2019.

•	Our debt payments (net) totaled $14.9 million for the quarter.
•	Our cash and cash equivalents were $56.6 million, debt was $326.2 million, and our debt-to-capital ratio was 38.0% at September 30, 2019.

Business Outlook

2019 Full Year Guidance

Moster said, “We have updated our guidance to reflect a reduced outlook for fourth quarter revenue at GES based on our current sales pipelines, as well as the lower than previously expected third quarter growth at Pursuit, which was primarily due to softer group visitation and the delayed completion and ramp up of certain build and refresh projects. The GES team is aggressively working to secure additional business and manage costs.  And, with all of our planned new and refreshed experiences for 2019 fully operational, the Pursuit team is focused on delighting our guests for maximum returns.”

•	We expect consolidated revenue to increase at a mid-single digit rate from 2018 full year revenue, driven by growth at both GES and Pursuit.
•	We expect consolidated adjusted segment EBITDA to be in the range of $153.5 million to $157.5 million, as compared to $146.3 million* in 2018.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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•	The outlook for our business units is as follows:
	GES	Pursuit
$ in millions
Revenue	Up low-single digits (from $1,111 in 2018)	Up 20% to 21.5% (from $185 in 2018)
Adjusted Segment EBITDA	$71.5 to $74.5 (vs. $77.7* in 2018)	$81.5 to $83.5 (vs. $68.6* in 2018)
Depreciation & Amortization	$35 to $37	$23 to $24
Adjusted Segment Operating Income	$35.5 to $38.5 (vs. $39.8* in 2018)	$58 to $60 (vs. $49.9* in 2018)
Capital Expenditures	$27 to $30 (inclusive of about $10 for growth projects)	$55 to $59 (inclusive of about $42 for growth projects, including FlyOver Las Vegas)

•

Our guidance assumes that exchange rates during the remainder of 2019 will approximate $0.76 U.S. Dollars per Canadian Dollar and $1.23 U.S. Dollars per British Pound.  As compared to 2018, we expect exchange rate variances to impact 2019 full year results as follows:

	Viad Total	GES	Pursuit
	$ in millions, except per share data
Revenue	$(15.0)	$(13.0)	$(2.0)
Adjusted Segment Operating Income	$(0.5)	$(0.5)	$—
Income per Share Before Other Items	$(0.02)

•

We expect GES show rotation to have a net negative impact on full year revenue of about $15 million to $20 million versus 2018.  Show rotation refers to shows that occur less frequently than annually, as well as annual shows that shift quarters from one year to the next.

	Q1 Act.	Q2 Act.	Q3 Act.	Q4 Est.	FY Est.
Show Rotation Revenue ($ in millions)	$(2)	$19	$(38)	$5	$(15) - ($20)
•	We expect GES U.S. base same-show revenue to increase at a low single digit rate.
•

We expect Pursuit’s 2019 growth to be fueled primarily by investments to support our Refresh, Build, Buy strategy, which are expected to contribute incremental revenue of approximately $29 million to $31 million during 2019, inclusive of $19 million to $21 million from the Mountain Park Lodges and Belton Chalet acquisitions.  Additionally, we expect to realize mid-single digit revenue growth across the rest of our attractions and hospitality assets.

•

We expect start-up costs related to the development of Pursuit’s FlyOver attractions to approximate $2.5 million during 2019.  These costs are not included in the adjusted segment EBITDA or adjusted segment operating income guidance ranges above.

•	We expect corporate activities expense to be in the range of $11 million to $12 million, including $1.3 million of year-to-date acquisition transaction-related costs.
•	We expect our effective tax rate on income before other items to be 29% to 30%.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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2019 Fourth Quarter Guidance

			2019 Guidance
	2018		Low End	High End		FX Impact(1)
	$ in millions, except per share data
Revenue:
GES	$281.8		$285	to	$300	$(3.0)
Pursuit	15.2		$21	to	$24	—
Adjusted Segment Operating Income (Loss):
GES	$8.9	*	$10	to	$13	$(0.5)
Pursuit	(4.7)	*	(9)	to	(7)	—

Loss per Share Before Other Items	$(0.09)	*	$(0.22)	to	$(0.07)	$(0.01)

(1)	FX Impact represents the expected effect of year-over-year changes in exchange rates that is incorporated in the low end and high end guidance ranges presented.
•	We expect GES fourth quarter results to increase primarily due to positive show rotation and continued new business wins.
•

We expect the Mountain Park Lodges and Belton Chalet acquisitions to contribute fourth quarter revenue of $3 million to $5 million.  We expect Pursuit fourth quarter operating results to decrease primarily due to additional costs and investments to support continued expansion of the business, including an increase of about $3 million in depreciation and amortization expense.

Conference Call and Web Cast

We will hold a conference call with investors and analysts for a review of third quarter 2019 results on Thursday, October 24, 2019 at 5:00 p.m. (ET). To join the live conference, call (877) 917-8933, passcode “Viad”, or access the webcast through Viad’s Web site at www.viad.com. A replay will be available for a limited time at (888) 667-5782 or (402) 220-6425 (no passcode is required), or visit the Viad Web site and link to a replay of the webcast.

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two businesses: GES and Pursuit. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, Reykjavik, Las Vegas (expected opening in 2021), and Toronto (expected opening in 2022) that includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. Our business strategy focuses on providing superior experiential services to our customers and sustainable returns on invested capital to our shareholders. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Contact

Carrie Long

Investor Relations

(602) 207-2681

ir@viad.com

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	fluctuations in general economic conditions;
•	our dependence on large exhibition event clients;
•	the importance of key members of our account teams to our business relationships;
•	the competitive nature of the industries in which we operate;
•	travel industry disruptions;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals of such projects;
•	seasonality of our businesses;
•	transportation disruptions and increases in transportation costs;
•	natural disasters and other catastrophic events;
•	the impact of recent U.S. tax legislation;
•	our multi-employer pension plan funding obligations;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	liabilities relating to prior and discontinued operations;
•	adverse effects of show rotation on our periodic results and operating margins;
•	our exposure to currency exchange rate fluctuations;
•	our exposure to cybersecurity attacks and threats;
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
•	the effects of the United Kingdom’s exit from the European Union; and
•	the effects of changes in the U.S. trade policy.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Forward-Looking Non-GAAP Measures

We have provided the following forward-looking non-GAAP financial measures:  Adjusted Segment EBITDA, Adjusted Segment Operating Income and Income Before Other Items. We do not provide quantitative reconciliations of these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because, due to variability and difficulty in developing accurate projections and/or certain information not being ascertainable or accessible, not all of the information necessary to do so is available to us without unreasonable effort. Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors. It is probable that our forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

# # #

VIAD CORP AND SUBSIDIARIES

TABLE ONE – QUARTERLY RESULTS

(UNAUDITED)

	Three months ended September 30,				Nine months ended September 30,
($ in thousands, except per share data)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Revenue:
GES:
North America	$191,983	$200,855	$(8,872)	-4.4%	$698,906	$683,810	$15,096	2.2%
EMEA	41,186	47,634	(6,448)	-13.5%	165,067	157,216	7,851	5.0%
Intersegment eliminations	(5,724)	(2,379)	(3,345)	**	(14,731)	(11,888)	(2,843)	-23.9%
Total GES	227,445	246,110	(18,665)	-7.6%	849,242	829,138	20,104	2.4%
Pursuit	135,043	112,053	22,990	20.5%	201,119	170,130	30,989	18.2%
Total revenue	$362,488	$358,163	$4,325	1.2%	$1,050,361	$999,268	$51,093	5.1%

Segment operating income (loss):
GES:
North America	$(8,562)	$1,367	$(9,929)	**	$22,635	$25,055	$(2,420)	-9.7%
EMEA	(3,024)	(207)	(2,817)	**	2,775	5,690	(2,915)	-51.2%
Total GES	(11,586)	1,160	(12,746)	**	25,410	30,745	(5,335)	-17.4%
Pursuit	66,392	55,408	10,984	19.8%	64,710	53,770	10,940	20.3%
Segment operating income	54,806	56,568	(1,762)	-3.1%	90,120	84,515	5,605	6.6%
Corporate eliminations	16	18	(2)	-11.1%	49	51	(2)	-3.9%
Corporate activities (Note A)	(2,680)	(3,777)	1,097	29.0%	(7,795)	(8,529)	734	8.6%
Restructuring charges (Note B)	(1,702)	(175)	(1,527)	**	(6,845)	(999)	(5,846)	**
Impairment recoveries	—	—	—	**	—	35	(35)	-100.0%
Legal settlement (Note C)	—	—	—	**	(8,500)	—	(8,500)	**
Pension plan withdrawal (Note D)	—	—	—	**	(15,508)	—	(15,508)	**
Other expense	(281)	(527)	246	46.7%	(1,192)	(1,308)	116	8.9%
Net interest expense (Note E)	(3,661)	(2,507)	(1,154)	-46.0%	(9,352)	(6,793)	(2,559)	-37.7%
Income from continuing operations before income taxes	46,498	49,600	(3,102)	-6.3%	40,977	66,972	(25,995)	-38.8%
Income tax expense (Note F)	(11,891)	(10,806)	(1,085)	-10.0%	(10,861)	(15,282)	4,421	28.9%
Income from continuing operations	34,607	38,794	(4,187)	-10.8%	30,116	51,690	(21,574)	-41.7%
Income (loss) from discontinued operations (Note G)	(141)	(246)	105	42.7%	32	403	(371)	-92.1%
Net income	34,466	38,548	(4,082)	-10.6%	30,148	52,093	(21,945)	-42.1%
Net income attributable to noncontrolling interest	(3,418)	(1,287)	(2,131)	**	(3,329)	(890)	(2,439)	**
Net loss attributable to redeemable noncontrolling interest	368	128	240	**	644	289	355	**
Net income attributable to Viad	$31,416	$37,389	$(5,973)	-16.0%	$27,463	$51,492	$(24,029)	-46.7%

Amounts Attributable to Viad Common Stockholders:
Income from continuing operations	$31,557	$37,635	$(6,078)	-16.1%	$27,431	$51,089	$(23,658)	-46.3%
Income (loss) from discontinued operations (Note G)	(141)	(246)	105	42.7%	32	403	(371)	-92.1%
Net income	$31,416	$37,389	$(5,973)	-16.0%	$27,463	$51,492	$(24,029)	-46.7%

Diluted income per common share:
Income from continuing operations attributable to Viad common shareholders	$1.54	$1.84	$(0.30)	-16.3%	$1.33	$2.49	$(1.16)	-46.6%
Income (loss) from discontinued operations attributable to Viad common shareholders	(0.01)	(0.01)	—	0.0%	—	0.02	(0.02)	-100.0%
Net income attributable to Viad common shareholders	$1.53	$1.83	$(0.30)	-16.4%	$1.33	$2.51	$(1.18)	-47.0%

Basic income per common share:
Income from continuing operations attributable to Viad common shareholders	$1.54	$1.85	$(0.31)	-16.8%	$1.33	$2.50	$(1.17)	-46.8%
Income (loss) from discontinued operations attributable to Viad common shareholders	(0.01)	(0.01)	—	0.0%	—	0.02	(0.02)	-100.0%
Net income attributable to Viad common shareholders	$1.53	$1.84	$(0.31)	-16.8%	$1.33	$2.52	$(1.19)	-47.2%

Common shares treated as outstanding for income per share calculations:
Weighted-average outstanding common shares	20,168	20,145	23	0.1%	20,129	20,187	(58)	-0.3%
Weighted-average outstanding and potentially dilutive common shares	20,311	20,387	(76)	-0.4%	20,267	20,427	(160)	-0.8%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE ONE – NOTES TO QUARTERLY RESULTS

(UNAUDITED)

(A)

Corporate Activities —The decrease in corporate activities expense during the three months ended September 30, 2019 relative to 2018 was primarily due to lower performance-based compensation expense. The decrease in corporate activities expense during the nine months ended September 30, 2019 relative to 2018 was primarily due to a gain on sale of corporate fixed assets, offset in part by higher acquisition transaction-related costs in 2019.

(B)

Restructuring Charges — During the three and nine months ended September 30, 2019, we recorded restructuring charges primarily related to the elimination of certain positions and facility consolidations at GES. During the three months ended September 30, 2018, we recorded restructuring charges primarily related to the elimination of certain positions at GES. During the nine months ended September 30, 2018, we recorded restructuring charges primarily related to the elimination of certain positions at GES and Pursuit

(C)	Legal Settlement —During the nine months ended September 30, 2019, we recorded a charge related to a legal settlement at GES involving a former industry contractor.
(D)

Pension Plan Withdrawal —During the nine months ended September 30, 2019, we finalized the terms of a new collective-bargaining agreement with a certain union. The terms include a withdrawal from the under-funded Central States Pension Plan. Accordingly, we recorded a charge of $15.5 million, which represents the estimated present value of future contributions we will be required to make to the plan as a result of this partial withdrawal from the plan

(E)	Net Interest Expense —The increase in net interest expense for the three and nine months ended September 30, 2019 relative to 2018 was primarily due to higher debt balances and interest rates in 2019.
(F)

Income Taxes —Our effective income tax rates for the three and nine months ended September 30, 2019 were 26% and 27%, respectively, as compared to 22% and 23% for the three and nine months ended September 30, 2018, respectively.  The increases in the effective rates were primarily related to increased non-deductible expenses and lower domestic income, which is taxed at lower rates.  In 2019, the rates were favorably impacted by the re-measurement of our Alberta deferred tax assets due to a rate reduction in the third quarter.  In 2018, the rates were favorably impacted by the benefit taken related to reductions in our estimated repatriation tax.

(G)

Income (Loss) from Discontinued Operations —Loss from discontinued operations for the three months ended September 30, 2019 and 2018 was primarily related to legal expenses related to previously sold operations. Income from discontinued operations for the nine months ended September 30, 2019 and 2018 was primarily related to a favorable legal settlement related to previously sold operations.

	Three months ended September 30,				Nine months ended September 30,
($ in thousands, except per share data)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Net income attributable to Viad	$31,416	$37,389	$(5,973)	-16.0%	$27,463	$51,492	$(24,029)	-46.7%
Less: Allocation to nonvested shares	(226)	(338)	112	33.1%	(196)	(493)	297	60.2%
Adjustment to the redemption value of redeemable noncontrolling interest	(264)	(84)	(180)	**	(530)	(174)	(356)	**
Net income allocated to Viad common shareholders	$30,926	$36,967	$(6,041)	-16.3%	$26,737	$50,825	$(24,088)	-47.4%

Weighted-average outstanding common shares	20,168	20,145	23	0.1%	20,129	20,187	(58)	-0.3%

Basic income per common share attributable to Viad common shareholders	$1.53	$1.84	$(0.31)	-16.8%	$1.33	$2.52	$(1.19)	-47.2%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Income/(Loss) Before Other Items", "Adjusted EBITDA", "Adjusted Segment EBITDA" and "Adjusted Segment Operating Income/(Loss)", which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.  These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP.  The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below.  Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income/(Loss) Before Other Items and Adjusted Segment Operating Income/(Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA and Adjusted Segment EBITDA provide useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business.  Management also believes that the presentation of Adjusted Segment EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended September 30,				Nine months ended September 30,
($ in thousands)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Income before other items:
Net income attributable to Viad	$31,416	$37,389	$(5,973)	-16.0%	$27,463	$51,492	$(24,029)	-46.7%
(Income) loss from discontinued operations attributable to Viad	141	246	(105)	-42.7%	(32)	(403)	371	92.1%
Income from continuing operations attributable to Viad	31,557	37,635	(6,078)	-16.1%	27,431	51,089	(23,658)	-46.3%
Restructuring charges, pre-tax	1,702	175	1,527	**	6,845	999	5,846	**
Impairment recoveries, pre-tax	—	—	—	**	—	(35)	35	-100.0%
Legal settlement, pre-tax	—	—	—	**	8,500	—	8,500	**
Pension plan withdrawal, pre-tax	—	—	—	**	15,508	—	15,508	**
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	1,493	649	844	**	3,511	1,470	2,041	**
Tax expense on above items	(724)	(188)	(536)	**	(8,519)	(552)	(7,967)	**
Adjustment related to Tax Reform	—	(3,109)	3,109	-100.0%	—	(3,109)	3,109	-100.0%
Favorable tax matters	(2,105)	—	(2,105)	**	(2,105)	—	(2,105)	**
Net loss attributable to FlyOver Iceland noncontrolling interest	(242)	(128)	(114)	-89.1%	(518)	(289)	(229)	-79.2%
Income before other items	$31,681	$35,034	$(3,353)	-9.6%	$50,653	$49,573	$1,080	2.2%

(per diluted share)
Income before other items:
Net income attributable to Viad	$1.53	$1.83	$(0.30)	-16.4%	$1.33	$2.51	$(1.18)	-47.0%
(Income) loss from discontinued operations attributable to Viad	0.01	0.01	—	0.0%	—	(0.02)	0.02	-100.0%
Income from continuing operations attributable to Viad	1.54	1.84	(0.30)	-16.3%	1.33	2.49	(1.16)	-46.6%
Restructuring charges, pre-tax	0.08	0.01	0.07	**	0.34	0.05	0.29	**
Impairment recoveries, pre-tax	—	—	—	**	—	—	—	**
Legal settlement, pre-tax	—	—	—	**	0.42	—	0.42	**
Pension plan withdrawal, pre-tax	—	—	—	**	0.76	—	0.76	**
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	0.07	0.03	0.04	**	0.17	0.07	0.10	**
Tax expense on above items	(0.02)	—	(0.02)	**	(0.39)	(0.02)	(0.37)	**
Adjustment related to Tax Reform	—	(0.15)	0.15	-100.0%	—	(0.15)	0.15	-100.0%
Favorable tax matters	(0.10)	—	(0.10)	**	(0.10)	—	(0.10)	**
Net loss attributable to FlyOver Iceland noncontrolling interest	(0.01)	(0.01)	—	0.0%	(0.03)	(0.01)	(0.02)	**
Income before other items	$1.56	$1.72	$(0.16)	-9.3%	$2.50	$2.43	$0.07	2.9%

($ in thousands)
Adjusted EBITDA:
Net income attributable to Viad	$31,416	$37,389	$(5,973)	-16.0%	$27,463	$51,492	$(24,029)	-46.7%
(Income) loss from discontinued operations attributable to Viad	141	246	(105)	-42.7%	(32)	(403)	371	92.1%
Impairment recoveries, pre-tax	—	—	—	**	—	(35)	35	-100.0%
Interest expense	3,740	2,608	1,132	43.4%	9,612	7,031	2,581	36.7%
Income tax expense	11,891	10,806	1,085	10.0%	10,861	15,282	(4,421)	-28.9%
Depreciation and amortization	16,346	16,186	160	1.0%	44,061	44,364	(303)	-0.7%
Other noncontrolling interest	(1,819)	(533)	(1,286)	**	(2,086)	(515)	(1,571)	**
Adjusted EBITDA	$61,715	$66,702	$(4,987)	-7.5%	$89,879	$117,216	$(27,337)	-23.3%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

(A)	Acquisition-related costs and other non-recurring expenses include:
	Three months ended September 30,				Nine months ended September 30,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Acquisition integration costs - GES[1]	$—	$25	$(25)	-100.0%	$—	$155	$(155)	-100.0%
Acquisition integration costs - Pursuit[1]	235	—	$235	**	268	—	268	**
Acquisition transaction-related costs - Pursuit[1]	83	29	54	**	354	97	257	**
Acquisition transaction-related costs - Corporate[2]	297	244	53	21.7%	1,347	430	917	**
FlyOver start-up costs[1,3]	878	351	527	**	1,542	788	754	95.7%
Acquisition-related and other non-recurring expenses, pre-tax	$1,493	$649	$844	**	$3,511	$1,470	$2,041	**

1 Included in segment operating income (loss)

2 Included in corporate activities

3 Includes costs related to the development of Pursuit's new FlyOver attractions in Iceland and Las Vegas

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

Organic - The term "organic" is used within this document to refer to results without the impact of exchange rate variances and acquisitions, if any, until such acquisitions are included in the entirety of both comparable periods.  The impact of exchange rate variances (or "FX Impact") is calculated as the difference between current period activity translated at the current period's exchange rates and the comparable prior period's exchange rates.  Management believes that the presentation of "organic" results permits investors to better understand Viad's performance without the effects of exchange rate variances or acquisitions.

	Three months ended September 30, 2019				Three months ended September 30, 2018
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
Viad Consolidated:
Revenue	$362,488	13,050	$(2,901)	$352,339	$358,163	$—	$358,163
Net income attributable to Viad	$31,416				$37,389
Net income attributable to noncontrolling interest	3,418				1,287
Net loss attributable to redeemable noncontrolling interest	(368)				(128)
Loss from discontinued operations	141				246
Income tax expense	11,891				10,806
Net interest expense	3,661				2,507
Other expense	281				527
Restructuring charges	1,702				175
Corporate activities expense	2,680				3,777
Corporate eliminations	(16)				(18)
Segment operating income	$54,806	$5,900	$(250)	$49,156	$56,568	$—	$56,568
FlyOver start-up costs [1]	878	—	—	878	351	—	351
Integration costs	235	236	—	(1)	25	—	25
Acquisition transaction-related costs	83	-	(1)	84	29	—	29
Adjusted segment operating income	56,002	6,136	(251)	50,117	56,973	—	56,973
Segment depreciation	12,654	929	(96)	11,821	13,233	—	13,233
Segment amortization	3,635	327	(21)	3,329	2,896	—	2,896
Adjusted Segment EBITDA	$72,291	$7,392	$(368)	$65,267	$73,102	$—	$73,102
Adjusted Segment EBITDA attributable to noncontrolling interest	(5,106)	(2,718)	2	(2,390)	(1,959)	—	(1,959)
Adjusted segment EBITDA attributable to Viad	$67,185	$4,674	$(366)	$62,877	$71,143	$—	$71,143
Adjusted segment operating margin	15.4%	47.0%	8.7%	14.2%	15.9%		15.9%
Adjusted segment EBITDA margin	19.9%	56.6%	12.7%	18.5%	20.4%		20.4%

GES:
Revenue	$227,445	$—	$(2,204)	$229,649	$246,110	$—	$246,110
Segment operating income (loss)	$(11,586)	$—	$141	$(11,727)	$1,160	$—	$1,160
Integration costs	—	—	—	—	25	—	25
Adjusted segment operating income (loss)	(11,586)	—	141	(11,727)	1,185	—	1,185
Depreciation	6,199	—	(63)	6,262	7,077	—	7,077
Amortization	2,587	—	(15)	2,602	2,354	—	2,354
Adjusted segment EBITDA	$(2,800)	$—	$63	$(2,863)	$10,616	$—	$10,616
Adjusted segment EBITDA attributable to noncontrolling interest	—	—	—	—	—	—	—
Adjusted segment EBITDA attributable to Viad	$(2,800)	$—	$63	$(2,863)	$10,616	$—	$10,616
Adjusted segment operating margin	-5.1%		-6.4%	-5.1%	0.5%		0.5%
Adjusted segment EBITDA margin	-1.2%		-2.9%	-1.2%	4.3%		4.3%

GES North America:
Revenue	$191,983	$—	$(138)	$192,121	$200,855	$—	$200,855
Segment operating income (loss)	$(8,562)	$—	$(3)	$(8,559)	$1,367	$—	$1,367
Integration costs	—	—	—	—	25	—	25
Adjusted segment operating income (loss)	(8,562)	—	(3)	(8,559)	1,392	—	1,392
Depreciation	4,927	—	(3)	4,930	5,577	—	5,577
Amortization	2,330	—	—	2,330	2,060	—	2,060
Adjusted segment EBITDA	$(1,305)	$—	$(6)	$(1,299)	$9,029	$—	$9,029
Adjusted segment EBITDA attributable to noncontrolling interest	—	—	—	—	—	—	—
Adjusted segment EBITDA attributable to Viad	$(1,305)	$-	$(6)	$(1,299)	$9,029	$—	$9,029
Adjusted segment operating margin	-4.5%		2.2%	-4.5%	0.7%		0.7%
Adjusted segment EBITDA margin	-0.7%		4.3%	-0.7%	4.5%		4.5%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Three months ended September 30, 2019				Three months ended September 30, 2018
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
GES EMEA:
Revenue	$41,186	$—	$(2,066)	$43,252	$47,634	$—	$47,634
Segment operating loss	$(3,024)	$—	$144	$(3,168)	$(207)	$—	$(207)
Integration costs	—	—	—	—	—	—	—
Adjusted segment operating loss	(3,024)	—	144	(3,168)	(207)	—	(207)
Depreciation	1,272	—	(60)	1,332	1,500	—	1,500
Amortization	257	—	(15)	272	294	—	294
Adjusted segment EBITDA	$(1,495)	$—	$69	$(1,564)	$1,587	$—	$1,587
Adjusted segment EBITDA attributable to noncontrolling interest	—	—	—	—	—	—	—
Adjusted segment EBITDA attributable to Viad	$(1,495)	$—	$69	$(1,564)	$1,587	$-	$1,587
Adjusted segment operating margin	-7.3%		-7.0%	-7.3%	-0.4%		-0.4%
Adjusted segment EBITDA margin	-3.6%		-3.3%	-3.6%	3.3%		3.3%

Pursuit:
Revenue	$135,043	13,050	$(697)	$122,690	$112,053	$—	$112,053
Segment operating income	$66,392	$5,900	$(391)	$60,883	$55,408	$—	$55,408
Integration costs	235	236	—	(1)	—	—	—
Acquisition transaction-related costs	83	—	(1)	84	29	—	29
FlyOver start-up costs[1]	878	—	—	878	351	—	351
Adjusted segment operating income	67,588	6,136	(392)	61,844	55,788	—	55,788
Depreciation	6,455	929	(33)	5,559	6,156	—	6,156
Amortization	1,048	327	(6)	727	542	—	542
Adjusted segment EBITDA	$75,091	$7,392	$(431)	$68,130	$62,486	$—	$62,486
Adjusted segment EBITDA attributable to noncontrolling interest	(5,106)	(2,718)	2	(2,390)	(1,959)	—	(1,959)
Adjusted segment EBITDA attributable to Viad	$69,985	$4,674	$(429)	$65,740	$60,527	$—	$60,527
Adjusted segment operating margin	50.0%	47.0%	56.2%	50.4%	49.8%		49.8%
Adjusted segment EBITDA margin	55.6%	56.6%	61.8%	55.5%	55.8%		55.8%

(A)	Acquisitions include Mountain Park Lodges (acquired June 2019) and Belton Chalet (acquired May 2019) for Pursuit.

1 Includes costs related to the development of Pursuit's new FlyOver attractions in Iceland and Las Vegas

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

ADDITIONAL NON-GAAP FINANCIAL MEASURES

(per diluted share)	2018
Income (loss) before other items:	Q1	Q2	Q3	Q4	Full Year
Net income (loss) attributable to Viad	$(0.47)	$1.15	$1.83	$(0.12)	$2.40
(Income) loss from discontinued operations attributable to Viad	(0.04)	0.01	0.01	(0.05)	(0.07)
Income (loss) from continuing operations attributable to Viad	(0.51)	1.16	1.84	(0.17)	2.33
Restructuring charges, pre-tax	0.01	0.03	0.01	0.03	0.08
Acquisition-related costs and other non-recurring expenses, pre-tax	0.02	0.02	0.03	0.01	0.08
Tax benefit on above items	(0.01)	(0.01)	—	(0.01)	(0.03)
Adjustment related to Tax Reform	—	—	(0.15)	—	(0.15)
Unfavorable tax matters	—	—	—	0.05	0.05
Net loss attributable to FlyOver Iceland noncontrolling interest	—	—	(0.01)	—	(0.02)
Income (loss) before other items	$(0.49)	$1.20	$1.72	$(0.09)	$2.34

	Q4 2018			FY 2018
Adjusted segment operating income (loss) and adjusted segment EBITDA:	GES	Pursuit	Viad	GES	Pursuit	Viad
Net income (loss) attributable to Viad			$(2,322)			$49,170
Net income (loss) attributable to noncontrolling interest			(348)			542
Net loss attributable to redeemable noncontrolling interest			(28)			(317)
Income from discontinued operations			(1,078)			(1,481)
Income tax expense			1,813			17,095
Net interest expense			2,493			9,286
Other expense, pre-tax			436			1,744
Impairment recoveries, pre-tax			—			(35)
Restructuring charges, pre-tax			588			1,587
Corporate activities expense			2,464			10,993
Corporate eliminations			(16)			(67)
Segment operating income (loss)	$8,857	$(4,855)	$4,002	$39,602	$48,915	$88,517
FlyOver Iceland start-up costs	—	74	74	—	862	862
Integration costs	—	—	—	155	—	155
Acquisition transaction-related costs	—	39	39	—	136	136
Adjusted segment operating income (loss)	8,857	(4,742)	4,115	39,757	49,913	89,670
Segment depreciation	6,759	3,105	9,864	28,456	17,167	45,623
Segment amortization	2,301	256	2,557	9,470	1,523	10,993
Adjusted segment EBITDA	$17,917	$(1,381)	$16,536	$77,683	$68,603	$146,286
Adjusted Segment EBITDA attributable to noncontrolling interest	—	369	369	—	(1,117)	(1,117)
Adjusted segment EBITDA attributable to Viad	$17,917	$(1,012)	$16,905	$77,683	$67,486	$145,169

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	2018
($ in thousands)	Q1	Q2	Q3	Q4	Full Year
Viad Consolidated:
Revenue	$277,428	$363,677	$358,163	$296,916	$1,296,184
Net income (loss) attributable to Viad	$(9,387)	$23,490	$37,389	$(2,322)	$49,170
Net income (loss) attributable to noncontrolling interest	(364)	(33)	1,287	(348)	542
Net loss attributable to redeemable noncontrolling interest	(84)	(77)	(128)	(28)	(317)
(Income) loss from discontinued operations	(928)	279	246	(1,078)	(1,481)
Income tax expense (benefit)	(4,638)	9,114	10,806	1,813	17,095
Net interest expense	1,985	2,301	2,507	2,493	9,286
Other expense	238	543	527	436	1,744
Impairment recoveries	—	(35)	—	—	(35)
Restructuring charges	162	662	175	588	1,587
Corporate activities expense	2,217	2,535	3,777	2,464	10,993
Corporate eliminations	(16)	(17)	(18)	(16)	(67)
Segment operating income (loss)	$(10,815)	$38,762	$56,568	$4,002	$88,517
FlyOver Iceland start-up costs	231	206	351	74	862
Integration costs	61	69	25	—	155
Acquisition transaction-related costs	12	56	29	39	136
Adjusted segment operating income (loss)	(10,511)	39,093	56,973	4,115	89,670
Segment depreciation	10,319	12,207	13,233	9,864	45,623
Segment amortization	2,688	2,852	2,896	2,557	10,993
Adjusted Segment EBITDA	$2,496	$54,152	$73,102	$16,536	$146,286
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	479	(6)	(1,959)	369	(1,117)
Adjusted Segment EBITDA Attributable to Viad	$2,975	$54,146	$71,143	$16,905	$145,169
Adjusted segment operating margin	-3.8%	10.7%	15.9%	1.4%	6.9%
Adjusted segment EBITDA margin	0.9%	14.9%	20.4%	5.6%	11.3%

GES:
Revenue	$267,706	$315,322	$246,110	$281,759	$1,110,897
Segment operating income	$580	$29,005	$1,160	$8,857	$39,602
Integration costs	61	69	25	—	155
Adjusted segment operating income	641	29,074	1,185	8,857	39,757
Depreciation	7,352	7,268	7,077	6,759	28,456
Amortization	2,415	2,400	2,354	2,301	9,470
Adjusted Segment EBITDA	$10,408	$38,742	$10,616	$17,917	$77,683
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	—	—	—	—	—
Adjusted Segment EBITDA Attributable to Viad	$10,408	$38,742	$10,616	$17,917	$77,683
Adjusted segment operating margin	0.2%	9.2%	0.5%	3.1%	3.6%
Adjusted segment EBITDA margin	3.9%	12.3%	4.3%	6.4%	7.0%

GES North America:
Revenue	$222,064	$260,891	$200,855	$225,980	$909,790
Segment operating income (loss)	$(79)	$23,767	$1,367	$4,926	$29,981
Integration costs	61	69	25	—	155
Adjusted segment operating income (loss)	(18)	23,836	1,392	4,926	30,136
Depreciation	5,748	5,751	5,577	5,505	22,581
Amortization	2,094	2,095	2,060	2,026	8,275
Adjusted Segment EBITDA	$7,824	$31,682	$9,029	$12,457	$60,992
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	—	—	—	—	—
Adjusted Segment EBITDA Attributable to Viad	$7,824	$31,682	$9,029	$12,457	$60,992
Adjusted segment operating margin	0.0%	9.1%	0.7%	2.2%	3.3%
Adjusted segment EBITDA margin	3.5%	12.1%	4.5%	5.5%	6.7%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	2018
($ in thousands)	Q1	Q2	Q3	Q4	Full Year
GES EMEA:
Revenue	$48,920	$60,662	$47,634	$61,031	$218,247
Segment operating income (loss)	$659	$5,238	$(207)	$3,931	$9,621
Integration costs	—	—	—	—	—
Adjusted segment operating income (loss)	659	5,238	(207)	3,931	9,621
Depreciation	1,604	1,517	1,500	1,254	5,875
Amortization	321	305	294	275	1,195
Adjusted Segment EBITDA	$2,584	$7,060	$1,587	$5,460	$16,691
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	—	—	—	—	—
Adjusted Segment EBITDA Attributable to Viad	$2,584	$7,060	$1,587	$5,460	$16,691
Adjusted segment operating margin	1.3%	8.6%	-0.4%	6.4%	4.4%
Adjusted segment EBITDA margin	5.3%	11.6%	3.3%	8.9%	7.6%

Pursuit:
Revenue	$9,722	$48,355	$112,053	$15,157	$185,287
Segment operating income (loss)	$(11,395)	$9,757	$55,408	$(4,855)	$48,915
Integration costs	—	—	—	—	—
Acquisition transaction-related costs	12	56	29	39	136
FlyOver Iceland start-up costs	231	206	351	74	862
Adjusted segment operating income (loss)	(11,152)	10,019	55,788	(4,742)	49,913
Depreciation	2,967	4,939	6,156	3,105	17,167
Amortization	273	452	542	256	1,523
Adjusted Segment EBITDA	$(7,912)	$15,410	$62,486	$(1,381)	$68,603
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	479	(6)	(1,959)	369	(1,117)
Adjusted Segment EBITDA Attributable to Viad	$(7,433)	$15,404	$60,527	$(1,012)	$67,486
Adjusted segment operating margin	**	20.7%	49.8%	-31.3%	26.9%
Adjusted segment EBITDA margin	-81.4%	31.9%	55.8%	-9.1%	37.0%

** Greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	2017
($ in thousands)	Q1	Q2	Q3	Q4	Full Year
Viad Consolidated:
Revenue	$325,807	$364,774	$339,099	$277,285	$1,306,965
Net income (loss) attributable to Viad	$6,777	$27,947	$44,657	$(21,674)	$57,707
Net income (loss) attributable to noncontrolling interest	(264)	(73)	1,084	(224)	523
Net loss attributable to redeemable noncontrolling interest	—	—	—	(46)	(46)
(Income) loss from discontinued operations	816	(509)	101	(140)	268
Income tax expense	2,741	10,178	20,010	12,969	45,898
Net interest expense	2,047	2,017	2,043	1,878	7,985
Other expense	452	222	248	1,106	2,028
Impairment recoveries	(2,384)	(2,247)	(24,467)	—	(29,098)
Restructuring charges	394	168	255	187	1,004
Corporate activities expense	2,541	2,920	4,425	2,510	12,396
Corporate eliminations	(16)	(16)	(18)	(17)	(67)
Segment operating income (loss)	$13,104	$40,607	$48,338	$(3,451)	$98,598
FlyOver Iceland start-up costs	—	—	—	125	125
Integration costs	213	49	25	48	335
Acquisition transaction-related costs	188	—	—	12	200
Adjusted segment operating income (loss)	13,505	40,656	48,363	(3,266)	99,258
Segment depreciation	9,036	11,220	12,485	9,768	42,509
Segment amortization	3,059	3,253	3,301	2,795	12,408
Adjusted Segment EBITDA	$25,600	$55,129	$64,149	$9,297	$154,175
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	363	46	(1,848)	295	(1,144)
Adjusted Segment EBITDA Attributable to Viad	$25,963	$55,175	$62,301	$9,592	$153,031
Adjusted segment operating margin	4.1%	11.1%	14.3%	-1.2%	7.6%
Adjusted segment EBITDA margin	7.9%	15.1%	18.9%	3.4%	11.8%

GES:
Revenue	$317,871	$320,109	$232,119	$262,998	$1,133,097
Segment operating income (loss)	$23,379	$30,669	$(5,522)	$2,205	$50,731
Integration costs	125	(30)	20	46	161
Adjusted segment operating income (loss)	23,504	30,639	(5,502)	2,251	50,892
Depreciation	6,285	6,638	6,691	6,830	26,444
Amortization	2,787	2,799	2,715	2,518	10,819
Adjusted Segment EBITDA	$32,576	$40,076	$3,904	$11,599	$88,155
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	—	—	—	—	—
Adjusted Segment EBITDA Attributable to Viad	$32,576	$40,076	$3,904	$11,599	$88,155
Adjusted segment operating margin	7.4%	9.6%	-2.4%	0.9%	4.5%
Adjusted segment EBITDA margin	10.2%	12.5%	1.7%	4.4%	7.8%

GES North America:
Revenue	$273,589	$263,664	$199,153	$207,546	$943,952
Segment operating income (loss)	$21,767	$25,110	$(2,967)	$(2,715)	$41,195
Integration costs	125	(59)	9	36	111
Adjusted segment operating income (loss)	21,892	25,051	(2,958)	(2,679)	41,306
Depreciation	5,039	5,264	5,341	5,416	21,060
Amortization	2,371	2,370	2,276	2,182	9,199
Adjusted Segment EBITDA	$29,302	$32,685	$4,659	$4,919	$71,565
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	—	—	—	—	—
Adjusted Segment EBITDA Attributable to Viad	$29,302	$32,685	$4,659	$4,919	$71,565
Adjusted segment operating margin	8.0%	9.5%	-1.5%	-1.3%	4.4%
Adjusted segment EBITDA margin	10.7%	12.4%	2.3%	2.4%	7.6%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	2017
($ in thousands)	Q1	Q2	Q3	Q4	Full Year
GES EMEA:
Revenue	$47,506	$63,208	$39,668	$59,443	$209,825
Segment operating income (loss)	$1,612	$5,559	$(2,555)	$4,920	$9,536
Integration costs	—	29	11	10	50
Adjusted segment operating income (loss)	1,612	5,588	(2,544)	4,930	9,586
Depreciation	1,246	1,374	1,350	1,414	5,384
Amortization	416	429	439	336	1,620
Adjusted Segment EBITDA	$3,274	$7,391	$(755)	$6,680	$16,590
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	—	—	—	—	—
Adjusted Segment EBITDA Attributable to Viad	$3,274	$7,391	$(755)	$6,680	$16,590
Adjusted segment operating margin	3.4%	8.8%	-6.4%	8.3%	4.6%
Adjusted segment EBITDA margin	6.9%	11.7%	-1.9%	11.2%	7.9%

Pursuit:
Revenue	$7,936	$44,665	$106,980	$14,287	$173,868
Segment operating income (loss)	$(10,275)	$9,938	$53,860	$(5,656)	$47,867
Integration costs	88	79	5	2	174
Acquisition transaction-related costs	188	—	—	12	200
FlyOver Iceland start-up costs	—	—	—	125	125
Adjusted segment operating income (loss)	(9,999)	10,017	53,865	(5,517)	48,366
Depreciation	2,751	4,582	5,794	2,938	16,065
Amortization	272	454	586	277	1,589
Adjusted Segment EBITDA	$(6,976)	$15,053	$60,245	$(2,302)	$66,020
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	363	46	(1,848)	295	(1,144)
Adjusted Segment EBITDA Attributable to Viad	$(6,613)	$15,099	$58,397	$(2,007)	$64,876
Adjusted segment operating margin	**	22.4%	50.4%	-38.6%	27.8%
Adjusted segment EBITDA margin	-87.9%	33.7%	56.3%	-16.1%	38.0%

** Greater than +/- 100 percent